Exhibit 10.1

AMENDMENT NO. 3 TO LOAN DOCUMENTS

This Amendment No. 3 to Loan Documents (this "Amendment") dated as of November 19, 2010, is between BANK OF AMERICA, N.A. (the "Lender") and HIBBETT SPORTS, INC. (the "Borrower").

RECITALS

A. The Borrower has executed various documents concerning credit extended by the Lender, including, without limitation, the following documents (the “Loan Documents”):

1.           A certain letter agreement dated January 29, 2008 between the Borrower and the Lender, as amended by Amendment No. 1 to Loan Documents dated as of November 20, 2008 and Amendment No. 2 to Loan Documents dated as of November 20, 2009 (collectively, the "Letter Agreement").

2.           A certain Demand Note dated February 4, 2008 in the original principal amount of $50,000,000.00 executed by the Borrower in favor of the Lender, as amended by Amendment No. 1 to Loan Documents dated as of November 20, 2008 and Amendment No. 2 to Loan Documents dated as of November 20, 2009 (collectively, the "Note”).

B.  The Lender and the Borrower desire to amend the Loan Documents as set forth herein.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Definitions.  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Documents.

2.  Amendments to Letter Agreement.  The Letter Agreement is hereby amended as follows:

(a)           by deleting “November 19, 2010” as the Expiration Date and substituting in lieu thereof “November 18, 2011”.

(b)           by deleting the section entitled “Documentation” and substituting in lieu thereof the following:

“Documentation:
The Loans shall be evidenced by that certain Demand Note dated February 4, 2008 executed by Borrower in favor of Lender, as amended by Amendment No. 1 to Loan Documents dated as of November 20, 2008, Amendment No. 2 to Loan Documents dated as of November 20, 2009 and Amendment No. 3 to Loan Documents dated as of November 19, 2010 (as it may be further amended or modified from time to time, the “Note”).  The Borrower shall execute and deliver to the Lender such other documents as the Lender may reasonably request from time to time.”

3.           Amendments to Note.  The Note is hereby amended as follows:

(a)           by deleting “November 19, 2010” from the 3rd paragraph and substituting in lieu thereof “November 18, 2011”.

4.  Representations and Warranties.  When the Borrower signs this Amendment, the Borrower represents and warrants to the Lender that:  (a) this Amendment is within the Borrower 's powers, has been duly authorized, does not conflict with any of the Borrower’s organizational papers and is the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, and (b) that the person or persons executing this Amendment on behalf of the Borrower are duly appointed officers or other representatives of the Borrower with authority to execute and deliver this Amendment on behalf of the Borrower.

5.  Conditions.  This Amendment will be effective when each of the following conditions shall have been satisfied, as determined by the Lender in its sole discretion and the Lender shall have accepted this Amendment (notice of which acceptance is hereby waived by the Borrower).

(a)           The Lender has received evidence that the execution, delivery and performance by the Borrower of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

(b)           This Amendment has been executed by the Borrower and the Lender.

6.           Effect of Amendment; References.

(a)           Except as expressly amended hereby, all of the terms and conditions of the Loan Documents shall remain unchanged and in full force and effect and the Borrower hereby reaffirms its obligations under the Loan Documents to which it is a party as amended by this Amendment, without defense, right of set off or recoupment, claim or counterclaim of any kind or nature (and to the extent there exists any such defense, right of set off or recoupment, claim or counterclaim on the date hereof, the same is hereby forever released, discharged and waived by the Borrower).

(b)           This Amendment (i) is limited precisely as specified herein and does not constitute nor shall be deemed to constitute a modification, acceptance or waiver of any other provision of the Loan Documents, (ii) is not intended to be, nor shall it be construed to create, a novation or an accord and satisfaction of any obligation or liability of the Borrower under the Loan Documents, and (iii) shall not prejudice or be deemed to prejudice any rights or remedies the Lender may now have or may in the future have under or in connection with the Loan Documents.

(c)           All references in any Loan Document to any other Loan Document amended hereby shall be deemed to be a reference to such Loan Document as amended by this Amendment.

7.           Miscellaneous

(a).           This Amendment shall be governed by and construed in accordance with the laws of the state provided in the Loan Documents.

(b)           This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as a delivery of a manually executed counterpart thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized representatives on the date first written above.

BANK OF AMERICA, N.A.

By:	/s/ David B. Jackson
Name:	David B. Jackson
Title:	Senior Vice President

HIBBETT SPORTS, INC.
By:	/s/ Gary A. Smith
Name:	Gary A. Smith
Title:	Senior Vice President and CFO

End of Exhibit 10.1